UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 11, 2006
THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000 (Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The Greenbrier Companies announced that on September 11, 2006, it purchased substantially all of the operating assets of Rail Car America, Inc., its American Hydraulics division, and its wholly-owned subsidiary, Brandon Corp. The purchase price of the acquisition is approximately $34 million in cash. A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
     99.1 Press Release dated September 12, 2006 of The Greenbrier Companies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: September 12, 2006	By: /s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)